Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,079,963
Unrealized Gain (Loss) on Market Value of Futures	(508,259)
Dividend Income	219
Interest Income	26
Total Income (Loss)	$571,949

Expenses
Investment Advisory Fee	$5,430
SEC & FINRA Registration Expense	620
Brokerage Commissions	434
NYMEX License Fee	218
Non-interested Directors' Fees and Expenses	59
Prepaid Insurance Expense	35
Other Expenses	16,988
Total Expenses	23,784
Expense Waiver	(15,630)
Net Expenses	$8,154
Net Gain (Loss)	$563,795

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$10,294,619
Net Gain (Loss)	563,795

Net Asset Value End of Period	$10,858,414
Net Asset Value Per Unit (300,000 Units)	$36.19

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502